UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 4, 2010

MBeach Software, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-159853	26-4742785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Hickory Oak Hollow, Cumming, GA	30040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 358-6954

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Effective as of June 4, 2010, mBeach Software, Inc., a Florida Corporation (the “Registrant”), will implemented a 13 to 1 forward stock split on its shares of common stock. On such date, the Registrant’s authorized capital will increase from 250,000,000 to 3,250,000,000 shares of common stock and the issued and outstanding shares will increase from 13,250,000 from 172,250,000 shares of common stock. On the payment date, which is also on June 4, 2010, 12 additional shares will be mailed to the shareholders of record as of June 3, 2010, without any further action on the part of the shareholders.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

3.1(1)	Amendment to the Articles of Incorporation for mBeach Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2010

mBEACH SOFTWARE, INC.

By: /s/ William Gaffney
Name: William Gaffney
Title: President